UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Cardinal Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-3180206
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 E. Six Forks Road, #300 Raleigh, North Carolina Telephone: (919) 324-1964	27609
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-290850

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A common stock, par value $0.0001 per share, of Cardinal Infrastructure Group Inc., a Delaware corporation (the “Company”) as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2025 (File No. 333-290850) and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with “the Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 10, 2025	CARDINAL INFRASTRUCTURE GROUP INC.

	By:	/s/ Jeremy Spivey
	Name:	Jeremy Spivey
	Title:	Chief Executive Officer

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